              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


===================                                          ===================


       No.                    MAGYAR BANCORP, INC.                  Shares


===================                                          ===================

                          FULLY PAID AND NON-ASSESSABLE
                            PAR VALUE $0.01 PER SHARE


                                                  THE SHARES REPRESENTED BY THIS
                                                      CERTIFICATE ARE SUBJECT TO
                                                  RESTRICTIONS, SEE REVERSE SIDE

THIS CERTIFIES that                                              is the owner of

                             SHARES OF COMMON STOCK
                                       of
                              MAGYAR BANCORP, INC.
                             a Delaware corporation


     The shares evidenced by this certificate are transferable only on the books of Magyar Bancorp, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. The capital stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency.

     IN WITNESS WHEREOF, Magyar Bancorp, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed.




By                                   [SEAL]    By
     ________________________                      _____________________________
     Karen LeBlon                                  Elizabeth E. Hance
     Secretary                                     President and Chief Executive
                                                     Officer

        The Board of Directors of Magyar Bancorp, Inc. (the "Company") is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

        The shares evidenced by this certificate are subject to a limitation contained in the Certificate of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the "Limit") be entitled or permitted to any vote in respect of shares held in excess of the Limit, except that such restriction shall not apply to Magyar Bancorp, MHC or to any tax qualified employee stock benefit plan established by the Company (or a subsidiary of the Company).

        The shares represented by this certificate may not be cumulatively voted on any matter. The Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the voting stock of the Company, voting together as a single class, to remove a director of the Company, to amend the bylaws of the Company or to amend certain provisions of the Certificate of Incorporation.

        The following abbreviations when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations.

        TEN COM  - as  tenants in common             UNIF GIFT MIN ACT   - ___________ Custodian ___________
                                                                           (CUST)                 (MINOR)
        TEN ENT  - as tenants by the entireties
                                                                           Under Uniform Gifts to Minors Act
        JT TEN   - as joint tenants with right
                   of survivorship and not as                              _________________________________
                   tenants in common                                                  (STATE)

Additional abbreviations may also be used though not in the above list

For value received, ________________________________ hereby sell, assign and transfer unto




PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER

_________________________________________________________________

_________________________________________________________________


________________________________________________________________________________
              (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING
                          POSTAL ZIP CODE OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

Sharesof the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________________
Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated,_________________________________


In the presence of                            Signature:

_________________________________             __________________________________


NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.